UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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VALUE LINE, INC.

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VALUE LINE, INC.
220 East 42nd Street
New York, New York 10017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:
Notice is hereby given that the Annual Meeting of the Shareholders of Value Line, Inc. (the “Company”) will be held on September 15, 2011, at 9:30 a.m. at the offices of Day Pitney LLP, located at 7 Times Square, New York, NY 10036 for the following purposes:

● ● ●	Election of directors; Advisory vote on executive compensation; Advisory vote on the frequency of future stockholder advisory votes on executive compensation; and

●	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on July 28, 2011 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

If you hold shares in your name and plan to attend the Annual Meeting, please bring your admission ticket included with the Proxy Statement as well as a form of government issued photo identification. If your shares are held indirectly in the name of a bank, broker or other nominee (in “street name”), please also request a letter or some other evidence of ownership from your bank, broker or other nominee, as well as proper authorization if you wish to vote your shares in person, and bring these documents to the Annual Meeting. Directions to the Annual Meeting may be obtained by sending an e-mail request to vlcr@valueline.com or calling 212-907-1500.

We urge you to vote on the business to come before the meeting by promptly executing and returning the enclosed proxy in the envelope provided or by casting your vote in person at the meeting.

By order of the Board of Directors

Howard A. Brecher Acting Chief Executive Officer
New York, New York
August 19, 2011

VALUE LINE, INC.
220 East 42nd Street
New York, New York 10017

ANNUAL MEETING OF SHAREHOLDERS — SEPTEMBER 15, 2011

PROXY STATEMENT
The following information is furnished to each shareholder in connection with the foregoing Notice of Annual Meeting of Shareholders of Value Line, Inc. (“Value Line” or the “Company”) to be held on September 15, 2011. The enclosed proxy is for use at the meeting and any adjournments thereof. This Proxy Statement and the form of proxy are being mailed to shareholders on or about August 19, 2011.

The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company (the “Board”). A proxy executed on the enclosed form may be revoked by the shareholder at any time before the shares are voted by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the meeting and voting in person. The shares represented by all proxies which are received by the Company in proper form will be voted as specified. If no specification is made in a proxy, the shares represented thereby will be voted for the election of the Board’s nominees as Directors and in the best judgment of the individuals holding the proxies upon such other matters as may properly come before the meeting.

The expense in connection with the solicitation of proxies will be borne by the Company.

INFORMATION ABOUT VOTING

Only holders of Common Stock of record at the close of business on July 28, 2011 will be entitled to vote at the meeting. On that date, there were 9,963,181 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

Under the New York Business Corporation Law (the “BCL”) and the Company’s By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum of shareholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting, including abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  Brokers may no longer use discretionary authority to vote shares of Common Stock held for clients on any of the matters to be considered at the Annual Meeting.  Accordingly, it is important that, if your shares are held by a broker, you provide instructions to your broker so that your vote with respect to the election of directors and with respect to the advisory votes on executive compensation and on the frequency of future stockholder advisory votes on executive compensation are counted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 16, 2011 as to shares of the Company’s Common Stock held by persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
Arnold Bernhard & Co., Inc.(1) 220 East 42nd Street New York, NY 10017	8,633,733	86.8%

(1)	Jean B. Buttner owns all of the outstanding voting stock of Arnold Bernhard & Co., Inc.

The following table sets forth information as of August 16, 2011 with respect to shares of the Company’s Common Stock owned by each nominee for director of the Company, by each executive officer listed in the Summary Compensation Table other than Mitchell E. Appel and Thomas T. Sarkany, who resigned from their positions as executive officers of the Company during the fiscal year ended April 30, 2011 (“fiscal 2011”), and by all current executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Howard A. Brecher	500	*
Stephen R. Anastasio	200	*
Mary Bernstein	200	*
William Reed	500	*
Alfred Fiore	300	*
Stephen Davis	200	*
John A. McKay	0	*

All directors and executive officers as a group (7 persons)	1,900	*

*Less than one percent

CORPORATE GOVERNANCE

Role of the Board of Directors

Our Board plays an active role in overseeing management and representing the interests of shareholders. Directors are expected to attend Board meetings and the meetings of committees on which they serve. Directors are also in communication with management as needed between formal meetings. During the fiscal year ended April 30, 2011, there were sixteen meetings of the Board of Directors. Each director elected last year attended at least 75% of the meetings of the Board of Directors and of each committee on which he or she served during his or her term of office. On October 21, 2010, Mary Bernstein was appointed by the Board of Directors (the “Board”) of Value Line, Inc. (“Value Line”) to serve as a director of Value Line and thereafter attended meetings regularly.  The Company does not have a policy on attendance by directors at the Company’s Annual Meeting. Four directors and five shareholders attended the 2010 Annual Meeting.

Messrs. Sarkany and Appel, who had been appointed as Directors during the fiscal year 2010 resigned as directors effective October 20, 2010 and December 9, 2010, respectively, in connection with the Company’s restructuring transaction completed in December 2010 (the “Restructuring Transaction”).  The Restructuring Transaction is described on page 12 of this Proxy Statement under the caption “Certain Relationships and Related Transactions” and is further discussed in the Company’s Annual Report on Form 10-K for fiscal 2011 filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2011 (the “2011 Form 10-K”).

Board Leadership Structure

The Company’s current practice is to combine the roles of Acting Chief Executive Officer (“ACEO”) and Acting Chairman.  The Board has determined that combining these positions serves the best interests of the Company and its shareholders.  Board oversight is enhanced by the fact that the Board’s key committees – Audit and Compensation–are comprised entirely of independent directors.

The Board believes that the Company’s Acting Chief Executive Officer is best situated to serve as Acting Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board believes that the combined role of Acting Chairman and Acting Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

The Board’s Role in Risk Oversight

The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:

●
The Audit Committee has primary responsibility for discussing reporting and control policies with management and the Company’s independent auditor, as appropriate, with respect to risk oversight  including the Corporation’s major business and financial risk exposures, and providing the Board with advice and recommendations regarding the ongoing development of risk oversight and management policies that set out the roles and respective accountabilities of the Board, the Committee, and management.  The policies cover the areas of risk oversight, design of compliance and control mechanisms, and assessment of effectiveness.  The Audit Committee’s meeting agendas include discussions of individual risk areas throughout the year.

●
The Board’s other standing committee, which is the Compensation Committee, oversees risks associated with its area of responsibility.  The Compensation Committee believes that risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.  In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

●
The Board also considers risks relating to the Company’s financial and strategic plans, in part by receiving regular reports from the heads of our principal business and corporate functions.  These reports are provided in connection with regular Board meetings and are discussed, as appropriate, at Board meetings.

The Company’s primary business currently is producing investment related periodical publications and making available copyright data. The Company’s business formerly included providing investment management services. Because compensation levels in the publishing industry are generally less than in the investment management business, the Company believes that its risks related to compensation have been somewhat reduced as a result of the Restructuring Transaction.  In addition, the Company believes that it does not face the same level of risks associated with compensation for employees as is faced at financial services firms (traders and transactions involving instruments with a high degree of risk) or, for example, technology companies (rapidly changing markets).

Base salary has traditionally been the largest component of the Company’s compensation program for nearly all publishing business managers except the ACEO, whose compensation is set by the Board based upon the recommendation of the Compensation Committee of the Company’s Board.  Not only is base salary a fixed amount and thus inherently not subject to manipulation, but the fact that it represents a substantial portion of employees’ total compensation lessens the possibility that an employee will focus on incentives, such as variable bonuses, that might expose the Company to excessive risk.

The major facet of the Company’s compensation program for non-senior executive employees consists of base salary. Fewer than 20% of employees typically receive any additional cash compensation in the form of bonuses. These bonuses are typically awarded by the ACEO following the completion of the fiscal year if it is determined that an employee’s compensation is not in parity with competing employers or if the employee has taken on additional work responsibilities, or if an employee, under the supervision of senior management, contributed in the reduction of Company costs or increased revenues or profits. Most often, these bonus awards are 10% or less of the recipients’ annual salary. In the Company’s view, its incentive (bonus) program as an element of its compensation program is unlikely to create risks that could have a material adverse effect on the Company.

A few experienced sales representatives receive a substantial portion of their total compensation in the form of sales commissions. The Company believes its controls, including standard sales terms, fixed commission percentages, and careful accounting controls, prevent the commission plan from leading sales executives to take undue risks on behalf of the Company.

With regard to incentive compensation for other salaried employees, the Company’s bonus awards are determined by the ACEO after considering the employee’s annual employment accomplishments. This includes review of the employee’s responsibilities and contribution and leadership in reducing Company costs or increasing revenues and profits. Since review takes place after completion of a fiscal year, employees do not focus on select fixed numerical goals that could lead them to take excessive risks. The Company believes the award process of thoughtful review following the fiscal period creates appropriate incentives to increase long-term shareholder value without unduly exposing the Company to manipulation of the incentive process or other material adverse risks.

The Company recognizes that, under any incentive program, there is some level of risk that employees may attempt to manipulate the intent of the program through excessive risk taking. The Company believes that because it is a relatively small organization with close interaction among senior executives undue risk can be foreseen and avoided. Further, its internal controls and the structure of its incentive program mitigate this risk in the following ways:

●	Base salary has been the principal component of the Company’s compensation program.

●	The Board, based on the recommendation of the Compensation Committee, determines the base salary and incentive compensation award for the ACEO.

●
Incentive compensation decisions for all employees other than the ACEO and sales representatives compensated with commissions employ multiple factors including subjective factors.  The range of factors considered in determining bonus compensation discourages undue focus on any one metric so that employees are not motivated to try to manipulate a single metric in order to generate higher compensation.

●
Financial performance measures used for bonus decisions include a mix of considerations that are in line with operating and strategic plans rather than being based solely on sales or revenue targets.  These measures foster a culture in which employees understand that the outcome of his or her objectives and bonus is unlikely to be materially affected by his or her own excessive risk taking.

●
Bonus determinations are made after the completion of the fiscal year, which discourages employees from focusing on select fixed numerical goals that could lead them to take excessive risks during the course of the year and, in the Company’s view, creates appropriate incentives to increase long-term shareholder value without unduly exposing the Company to manipulation of the incentive process or other material adverse risks.

●	The Company has a code of ethics and business conduct applicable to all of its employees. The Company believes these measures help to create an atmosphere that discourages excessive risk taking.

●	The Company does not have in place any employment or severance agreements with the executive officers, and all employees are at-will. The Company believes that this discourages short-term risk taking.

The foregoing represents a consensus view of management concerning the Company’s long-held compensation philosophy rather than the product of any formal procedure.

Identifying and Evaluating Nominees for Directors

The Company does not have a standing nominating committee and there is no written charter governing the nomination process. Nominations are made annually by the Board of Directors. The Board feels it is appropriate for the full Board to serve this function, noting that the Company has a relatively small Board.

The Board’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company.   Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which the Board evaluates persons recommended by directors or officers and persons recommended by shareholders in selecting Board nominees.

To be considered in the Board’s selection of Board nominees, recommendations from shareholders must be received by the Company in writing by at least thirty (30) (but not more than sixty (60)) days prior to the shareholders’ meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided that if less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company as provided herein not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such persons that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder proposing such nomination and any other shareholders known by such shareholder to be supporting such nomination, and (ii) the class and number of shares which are beneficially owned by such shareholder. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered.

Any shareholder or other interested party who desires to communicate with any director may do so by writing to the director, c/o Value Line, Inc., 220 East 42nd Street, New York, NY 10017.

Compensation of Directors

A director who is also an employee of the Company receives no compensation for his or her service on the Board in addition to that compensation which he receives as an employee. A director who is not an employee of the Company is paid a director’s fee of $25,000 per year. Members of the Audit Committee are paid an additional fee of $20,000 per year.  Compensation for other committee service is determined by the Board from time to time.  The following table shows the amount of fees paid to all non-employee directors during the fiscal year ended April 30, 2011.

Name	Fees Earned or Paid in Cash ($)
Stephen Davis	$53,750
Alfred Fiore	$58,750
William Reed	$58,750

Each of Messrs. Davis, Fiore and Reed serves on both the Audit Committee and the Compensation Committee of the Board.

PROPOSAL 1.  ELECTION OF DIRECTORS
Independent Directors

Our shares of Common Stock are quoted on the NASDAQ Stock Market (“NASDAQ”).  Mr. Davis, Mr. Fiore and Mr. Reed qualify as independent directors under the rules of NASDAQ, which preclude a finding of independence if the director is employed by the company or has engaged in various types of business dealings with the Company.  Although the NASDAQ Stock Market listing requirements generally require that a majority of the board of directors be comprised of independent directors, there is an exemption for “controlled companies,” which are companies of which more than 50% of the voting power is held by an individual, a group or another company. Because Arnold Bernhard & Co., Inc. owns 86.8% of the outstanding voting stock of the Company as of August 16, 2011, the Company is a “controlled company” and is not subject to this requirement.  The Company’s Audit Committee includes solely independent directors namely Mr. Davis, Mr. Fiore and Mr. Reed.

In reaching its conclusion that Messrs. Davis, Fiore and Reed are independent, the Board determined that there were not any relationships that would interfere with the exercise of his independent judgment. The Board of Directors has established an Audit Committee which consists of Messrs. Davis, Fiore and Reed. All members of the Audit Committee are independent, as independence for audit committee members is defined in the NASDAQ Stock Market’s listing standards. The Audit Committee held four meetings during the fiscal year ended April 30, 2011 to discuss audit and financial reporting matters with both management and the Company’s independent public accountants.

The Board has determined that no member of the Audit Committee is an “audit committee financial expert” (as defined in the rules and regulations of the SEC). The Board believes that the experience and financial sophistication of the members of the Audit Committee are sufficient to permit the members of the Audit Committee to fulfill the duties and responsibilities of the Audit Committee. All members of the Audit Committee meet the NASDAQ Stock Market’s audit committee financial sophistication requirements. The Board of Directors has adopted and annually reviewed a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

The Board has also established a Compensation Committee consisting of Mr. Davis, Mr. Fiore and Mr. Reed. The Committee held one meeting following the close of fiscal year 2011 to consider the compensation of the ACEO.

Policies with Respect to Transactions with Related Persons

During the fiscal year ended April 30, 2011, the Company did not participate in any transaction in which any of the directors, executive officers, any beneficial owner of more than 5% of the Company’s common stock, nor any of their immediate family members, had a material direct or indirect interest except that the Company was reimbursed $356,000 for payments it made on behalf of and services it provided to Arnold Bernhard & Co., Inc., which reimbursement was reviewed and approved by the Company’s Board of Directors. In addition, none of the directors, executive officers or any of their immediate family members is or has been indebted to the Company.

The Company has adopted a Code of Business Conduct and Ethics which sets forth legal and ethical standards of conduct for all directors, officers and employees of the Company. The Code of Business Conduct and Ethics describes the Company’s policy on conflicts of interest. Pursuant to the Code and Company policy, the Board will review all related party transactions as provided in the policy.

Information concerning the nominees for directors appears in the following table. Except as otherwise indicated, each of the following has held an executive position with the companies indicated for at least five years.

Nominee, Age as of June 30, 2011 and Principal Occupation	Director Since

Howard A. Brecher* (57). Acting Chairman and Acting CEO of the Company since November 2009; Chief Legal Officer; Vice President; Secretary of the Company from prior to 2005 until January 2010; Vice President and Secretary of the Value Line Funds from June 2008 until December 2010; Secretary of the Company’s former subsidiary  EULAV Asset Management  LLC from February 2009 until December 2010; Director and General Counsel of Arnold Bernhard & Co. Inc., since prior to 2005.  Mr. Brecher has been an officer of the Company for more than 18 years. In addition to his current roles with the Company, he has also served as Secretary of the Company. Mr. Brecher is a graduate of Harvard College, Harvard Business School and Harvard Law School. He also holds a Master’s Degree in tax law from New York University.
1992
Stephen Davis (59). Managing Member, Davis Investigative Group, LLC since 2001. Mr. Davis served as a senior officer in the New York City Police Department and has successfully managed his own business servicing the financial services industry and other clients for more than 10 years.	2010
Alfred Fiore (55). Chief of Police, Westport CT. Mr. Fiore served as the senior official of a municipal department with both executive and budget responsibilities. He was Chief of Police, Westport CT from 2005 - 2011 and was a member of that Police Department for more than 31 years.	2010
William Reed (66). President, W.E. Reed. Mr. Reed has successfully managed his own private business for over 40 years, providing a spectrum of services to real estate owners and managers regionally.	2010
Stephen R. Anastasio* (52). Vice President of the Company since December 2010; Treasurer since September 2005 and Director since February 2010; Treasurer of each of the Value Line Funds from September 2005 to August 2008.   Mr. Anastasio has been employed by the Company for more than 20 years.  In addition to his current roles with the Company, he has served as CFO, Chief Accountant and Corporate Controller of the Company.  His relevant experience also includes being Treasurer of each of the Value Line Mutual Funds from 2005 to 2008. Mr. Anastasio is a graduate of Fairleigh Dickinson University and is a Certified Public Accountant.
2010
Mary Bernstein* (61). Director of Accounting of the Company since 2010; Accounting Manager of the Company from 2000 to 2010. Mrs. Bernstein holds an MBA Degree in accounting from Baruch College, NYC and is a Certified Public Accountant.	2010

* Member of the Executive Committee of the Board of Directors.

Director Qualifications

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the directors’ individual histories set forth above.  In particular, with regard to Mr. Brecher, the Board considered his nearly 20 years experience with the Company in both legal and operational roles, as well as his extensive knowledge of the Company’s product lines.  With regard to Mr. Davis, the Board considered that he is managing director of his own business serving a number of clients in financial services and other industries.  With regard to Mr. Fiore, the Board considered that he served as the Chief of Police of Westport, Connecticut – responsible for overseeing law enforcement activities and managing a highly visible and critical governmental function with all of its attendant legal, financial and operational concerns.  With respect to Mr. Reed, the Board considered that he has managed a successful service industry business for more than 40 years.  The Board considered that Mr. Anastasio had nearly 20 years experience with the Company in his roles as Controller, Chief Financial Officer and Treasurer.  The Board also considered that Mr. Anastasio is a Certified Public Accountant with extensive knowledge of corporate taxation regulations.  Mrs. Bernstein has been Accounting Manager or Director of Accounting with the Company for over 11 years and is a Certified Public Accountant.

The Board of Directors recommends that you vote “For” each of the nominees for director set forth in this proposal.  Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary vote.  Each nominee shall be elected by a plurality of the votes cast with respect to the election of such nominee.  Abstentions and “broker non-votes” (see “Information About Voting” above in this Proxy Statement) do not count as votes cast “For” or “Against” the nominee’s election.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended April 30, 2011, 2010 and 2009 of the executive officers of the Company.  As of the end of fiscal 2011, the Company has three executive officers, Messrs. Brecher, McKay and Anastasio, each of whom is included in the table below.  Information is also included in the table below for Messrs. Appel and Sarkany, who resigned their executive officer positions with the Company during fiscal 2011.  Messrs. Brecher, McKay, Appel, Anastasio and Sarkany are collectively referred to elsewhere in this Proxy Statement as the Company’s “Named Executive Officers.”

Annual Compensation
				All Other
Name and Principal	Fiscal	Salary	Bonus	Compensation	Total
Position	Year	($)	($)	(a)($)	($)
Howard A. Brecher	2011	91,070	416,516	4,553	512,139
Acting Chairman, Acting	2010	64,281	416,514	—	480,795
CEO; Vice President(b)	2009	64,281	416,514	—	480,795

John A. McKay	2011	115,385	—	5,769	121,154
Chief Financial Officer(e)

Mitchell E. Appel	2011	165,618	1,830,000	—	1,995,618
Former Chief Financial	2010	206,236	99,382	—	305,618
Officer( c)	2009	204,677	78,764	—	283,441

Stephen R. Anastasio	2011	184,520	170,000	9,226	376,746
Vice President and	2010	130,355	118,661	—	249,016
Treasurer(d)	2009	121,044	103,208	—	224,252

Thomas T. Sarkany	2011	103,590	55,000	—	158,590
Former Secretary(f)	2010	158,000	107,735	—	265,735
	2009	156,750	164,008	—	320,758

(a)
Employees of the Company are members of the Profit Sharing and Savings Plan (the “Plan”). The Plan provides for a discretionary annual contribution out of net operating income which is (subject to legal limitations) proportionate to the salaries of eligible employees. The Company made a contribution for 2011 but did not make a contribution to the Plan for the years ended April 30, 2010 and April 30, 2009.  Each employee’s interest in the Plan is invested in such proportions as the employee may elect in shares of one or more of the mutual funds which are available for investment by Plan participants. Contributions under the Plan vest in accordance with a schedule based upon the employee’s length of service and are payable upon request at the time of the employee’s retirement, death, total disability, or termination of employment.

(b)	Mr. Brecher was appointed Acting Chairman and Acting CEO in November 2009.
(c)
Mr. Appel served as Chief Financial Officer from September 2005 to November 2007 and from April 2008 until December 2010.  In addition to Mr. Appel’s cash bonus of $60,000 and his salary of $165,618 for the period from May 1, 2010 through December 22, 2010, the date of his termination from the Company, the Company recorded $1,770,000 as non-cash post-employment compensation expense reflecting the value of the voting profits interest granted to him in connection with the EAM Restructuring Transaction (see page 12, Certain Relationships and Related Transactions).

(d)	Mr. Anastasio was appointed Vice President in December 2010.
(e)	Mr. McKay joined the Company in October 2010 and was appointed Chief Financial Officer in December 2010.
(f)	Mr. Sarkany resigned his position as an executive officer of the Company in October 2010.

PROPOSAL 2.  ADVISORY VOTE ON EXECUTIVE COMPENSATION

            In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Value Line is providing its stockholders with the opportunity to cast an advisory vote on Value Line’s executive compensation as reported in this proxy statement.  As described below in the Compensation Discussion and Analysis section of this Proxy Statement, the intent of our executive compensation program is to promote the Company’s ability to attract and retain capable and experienced executives, to reward successful performance and to compensate appropriately executives who contribute to the operations and long-term profitability of the Company.  Although we do not have a policy that a specified percentage of the Named Executive Officers’ compensation be performance-based, our objective is that a portion of their compensation should reflect the performance of the Company and of the individual.

The primary components of our compensation program for our Named Executive Officers for the fiscal year ended April 30, 2011 are summarized below.

Annual Compensation Component	Key Features	Purpose
Salary	Fixed annual cash amount.	To provide a fixed amount of cash compensation at a competitive level upon which our Named Executive Officers can rely.
Annual Cash Incentives	Bonus amounts are determined based upon competitive market conditions, individual performance and the success of the Company.	Provides pay-for-performance component for achievement of Company performance and attainment of individual objectives.

            Please read the Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement as well as the Summary Compensation Table and other related compensation tables, notes and narrative appearing on pages 9 through 10 of this Proxy Statement, which provide detailed information on the compensation of our Named Executive Officers.

The Compensation Committee and the Board believe that Value Line’s executive compensation program has been designed appropriately and is working to assure that management’s interests are aligned with the interests of Value Line stockholders.  Accordingly, we are asking our stockholders to vote in favor of the following advisory resolution at the 2011 Annual Meeting:

RESOLVED, that the stockholders of Value Line, Inc. (“Value Line”) approve, on an advisory basis, the compensation of Value Line’s Named Executive Officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative set forth in the proxy statement for Value Line’s 2011 Annual Meeting of Stockholders.

Although this advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board, the Board and the Compensation Committee will review and consider the voting results when making future decisions about our executive compensation program.  Abstentions and “broker non-votes” (see “Information About Voting”) will not be counted in evaluating the results of the vote.

PROPOSAL 3.  ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION
In accordance with recently adopted Section 14A of the Exchange Act, Value Line is providing its stockholders with the opportunity to cast an advisory vote on whether future stockholder advisory votes on executive compensation (the “say-on-pay” vote of the nature reflected in Proposal 2 above) should occur every year, every two years or every three years.

This advisory vote, commonly referred to as a “say-when-on-pay” vote, is non-binding on the Board.  Stockholders will be able to specify one of four choices for this proposal on the proxy card:  one year, two years, three years or abstain.   Because we are comfortable that we can effectively implement any frequency resolution that the plurality of our stockholders voting on the proposal recommend, we are not making any recommendation as to this proposal and will leave it to our stockholders to inform us at the Annual Meeting which frequency they would prefer that we adopt.  Although the vote is advisory and non-binding, the Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct a “say-on-pay” vote.

The choice of frequency that receives the highest number of “For” votes will be considered the advisory vote of the stockholders.  Abstentions and broker non-votes (see “Information About Voting”) will not be counted in evaluating the results of the vote.  Following consideration of the advisory vote, the Board will determine its policy regarding the frequency of future “say-on-pay” advisory votes and will disclose such policy in a Current Report on Form  8-K to be filed with the SEC.

Certain Relationships and Related Transactions

Arnold Bernhard & Co., Inc. (“AB&Co.”) utilizes the services of officers and employees of the Company to the extent necessary to conduct its business. The Company and AB&Co. allocate costs for office space, equipment and supplies and support staff pursuant to a servicing and reimbursement arrangement.  During fiscal 2011, the Company was reimbursed $356,000 for payments it made on behalf of and services it provided to AB&Co.  At April 30, 2011, the Company held a receivable from AB&Co. in the amount of $39,000.  In addition, a tax-sharing arrangement allocates the tax liabilities of the two companies between them.  The Company is included in the consolidated federal income tax return filed by AB&Co. and pays to AB&Co. an amount equal to the Company’s liability as if it filed a separate federal income tax return.  For fiscal 2011, the Company made a payment to AB&Co. for federal income taxes amounting to $363,000. At April 30, 2010, $1,598,000, of prepaid federal income tax was due to the Company from AB&Co., which amount was fully paid to the Company during fiscal 2011.  Also, the Company managed a fixed income portfolio for AB&Co. during fiscal 2011 for which it received an asset based fee of $29,000.  That agreement was terminated effective December 1, 2010.

On December 23, 2010, the Company completed the restructuring of its asset management and mutual fund distribution businesses (the “Restructuring Transaction”).  As part of the Restructuring  Transaction: (1) the Company’s former subsidiary, EULAV Securities, Inc., a New York corporation that acted as the distributor of the fourteen Value Line Funds, was restructured into EULAV Securities LLC, a Delaware limited liability company (“ES”); (2) the Company transferred 100% of its interest in ES to EULAV Asset Management LLC, a wholly-owned subsidiary of the Company that acted as the investment adviser to the Value Line Funds and certain separate accounts; (3) EULAV Asset Management LLC was converted into EULAV Asset Management, a Delaware statutory trust (“EAM”); and (4) EAM admitted five individuals, including Mitchell Appel, a former employee of the Company, as the initial holders of voting profits interests in EAM, with each of such individuals owning 20% of the voting profits interests, and (5) pursuant to the EAM Trust Agreement, the Company received an interest in certain revenues of EAM and a portion of the residual profits of EAM but has no voting authority with respect to the election or removal of the trustees of EAM.  The voting profits interest holders in EAM, who were selected by the independent directors of the Company, paid no consideration in exchange for their interests in EAM.  The Company recorded $1,770,000 as post-employment compensation expense to reflect the value of the voting profits interest in EAM granted to Mr. Appel.

As a result of the completion of the Restructuring Transaction on December 23, 2010, the Company no longer receives investment management or distribution services revenues from the Value Line Funds.  The Company currently receives quarterly payments from EAM in a range of 41% to 55% of EAM’s investment management fee revenues (but no share of distribution fees).  During the period from December 23, 2010 through April 30, 2011, the Company recorded as non-voting revenues interest and non-voting profits interest from EAM $2,187,000 and $168,000, respectively, as non-operating income from its investment in EAM.  On a transitional basis, EAM and ES occupied a portion of the premises that the Company leases from a third party.  The Company received $189,000 during the period from December 23, 2010 to April 30, 2011 for rental and certain accounting and other administrative support services provided to EAM on a transitional basis.  In accordance with the terms of the Restructuring Transaction and the EAM Trust Agreement, EAM vacated the Company’s premises before June 1, 2011.  At April 30, 2011, the Company held a receivable from EAM in the amount of $514,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of its equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareowners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based on the Company’s review of the copies of such forms that it has received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements during fiscal 2011.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of the three independent directors whose names appear at the end of this report. Management is responsible for Value Line’s internal controls and the financial reporting process. Value Line’s independent registered public accounting firm is responsible for performing an independent audit of Value Line’s annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and review these processes and the activities of Value Line’s independent registered public accounting firm. The Audit Committee members are not acting as professional accountants or auditors, and their responsibilities are not intended to duplicate or certify the activities of management and the independent registered public accounting firm or to certify the independence of the independent registered public accounting firm under applicable rules.

In this context, the Audit Committee has met to review and discuss Value Line’s audited consolidated financial statements as of April 30, 2011 and for the fiscal year then ended, including Value Line’s specific disclosure under management’s discussion and analysis of financial condition and results of operations and critical accounting estimates, with management and with Horowitz & Ullman, P.C., Value Line’s independent registered public accounting firm. The Audit Committee has discussed with Horowitz & Ullman, P.C., the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

Horowitz & Ullman, P.C. provided a report to the Audit Committee describing Horowitz & Ullman, P.C.’s internal quality-control procedures and related matters. Horowitz & Ullman, P.C. also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Horowitz & Ullman, P.C.’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Horowitz & Ullman, P.C. the firm’s independence. When considering the independence of Horowitz & Ullman, P.C., the Audit Committee considered, among other matters, whether Horowitz & Ullman, P.C.’s provision of non-audit services to Value Line is compatible with maintaining the independence of Horowitz & Ullman, P.C.

Based on the reviews and discussions with management and Horowitz & Ullman, P.C. referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements as of April 30, 2011 and for the fiscal year then ended be included in Value Line’s Annual Report on Form 10-K for such fiscal year. Horowitz & Ullman, P.C. was also selected as Value Line’s independent registered public accounting firm for the fiscal year 2012.

Stephen Davis Alfred Fiore William Reed

Audit Committee of the Board of Directors

Audit and Non-Audit Fees
For the fiscal years ended April 30, 2011 and 2010, fees for services provided by Horowitz & Ullmann, P.C., were as follows:

	2011	2010
Audit fees	$160,785	$157,800
Audit-related fees	73,975	15,970
Tax fees	60,390	166,640
All other fees	--	4,020

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors and monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors and fees charged.  All audit and permissible non-audit services in fiscal 2011 and fiscal 2010 were pre-approved pursuant to these procedures.

COMPENSATION COMMITTEE REPORT

The Company’s executive compensation program is designed to promote the Company’s attraction and retention of capable and experienced executives, to reward successful divisional and corporate performance and to compensate appropriately executives who contribute to the operations and long-term profitability of the Company. The following guidelines have been established to carry out this policy:

(a)	Base salaries and bonuses should be maintained at levels consistent with competitive market compensation; and

(b)	A portion of the executive compensation should reflect the performance of the Company and the individual.

The Compensation Committee process has been consistent for a number of years. After the close of the fiscal year, a compensation consultant is engaged. The consultant determines a group of peer companies to which the consultant and the Committee refer in evaluating the performance and the compensation of the Acting Chief Executive Officer. The Company employs the same peer group when it presents total shareholder return in reference to a peer group as well as in reference to a standard index. In light of this established process, more details of which are included in this Proxy Statement in the Compensation Discussion and Analysis, the Committee, which consists only of independent directors, has not found it necessary to adopt a formal charter.

The Compensation Committee has reviewed the within Compensation Discussion and Analysis and has recommended to the Board that it be included in this Proxy Statement and incorporated by reference into the 2011 Form 10-K.

Stephen Davis Alfred Fiore William Reed

Compensation Committee of the Board of Directors

COMPENSATION DISCUSSION AND ANALYSIS

Scope

The Compensation Committee recommends the structure and level of compensation of the Acting Chief Executive Officer to the Board of Directors, which votes on the recommendations of the Committee. The Committee has not delegated authority over its process to other persons.

Procedure and Process Considerations

In considering its 2011 recommendations, the Committee engaged Steven Hall & Partners, a national executive compensation consulting firm with over 30 years of experience, to advise it.  Following discussions with the Committee at the time of engagement, the compensation consultant is asked to evaluate and construct a peer group of comparable companies which is used by the consultant and Committee to evaluate the ACEO’s compensation in the context of Company and peer group financial indicators, compensation awarded by the peer firms, and other factors. Members of the Board and executive officers are generally encouraged to hold at least a nominal amount of Company stock. In no case does the Company hedge, limit or protect any shareholder from risk of loss on such ownership of Common Stock.

The consultant firm relies primarily on its extensive experience and large databases of relevant financial and compensation information. Personnel of the Company are available to assist the Committee and consultant upon request. The ACEO and all officers of the Company are available to answer questions of the consultant, who is a senior principal of the firm engaged by the Committee.

Company personnel are not involved in recommending or deciding the level or structure of the ACEO’s compensation as recommended by the Compensation Committee.

The consultant completes a written report which presents in detail the compensation programs and financial performance of the peer group. In addition, the report may review and assist in evaluation of the challenges, achievements, and overall performance of the ACEO. The consultant then meets in executive session with the Compensation Committee to discuss the report and address any matters of interest to the Committee. The consultant may recommend a bonus or other compensation award, or indicate the competitive range of compensation based on its findings in regard to the peer group companies. The consultant is also asked to discuss the current and possible alternative structural approaches to the ACEO’s compensation program. The consulting firm’s representative met in person with the full Compensation Committee in July 2011, following earlier telephonic discussions.

Components of Compensation

        The central objective of the Company’s compensation program is to attract and retain executives with attributes and skills suitable to the requirements of the Company’s business.  Toward this end, the compensation program provides for overall compensation which is competitive with other firms, prevents undue turnover of personnel, and permits the Company to attract a suitable candidate pool for job openings. Throughout the year, management is in contact with recruiters, applicants for employment and other sources that give the Company, on an ongoing basis, insight into compensation policies of other companies.

        Increases in the base salary component of compensation incentivize and reward employees to improve their skills and work effectively with peers, and take into account the long term success of the Company as a whole.  The cash bonus program, while also taking into account the firm as a whole, allows the ACEO to reward outstanding efforts to increase enterprise value through innovations and execution in business development and efficiency.

Accordingly, the compensation program rewards efforts to achieve the departmental and company-wide goals that are agreed upon between managers and senior executives.

Like other firms, Value Line sets compensation as a mix of base salary, generally applicable employee benefits, and cash bonuses. Value Line has not for several years included any stock awards in the compensation of any executives.

The bonuses are set on the basis of multiple position requirements, which cannot be numerically or equally weighted.  These are communicated through formal job descriptions; periodic formal and informal meetings; and formal and informal goal-setting, timetables, and discussions of objectives.

        Executives of significant operational departments are responsible to develop and present specific goals and to provide updates during the fiscal year.  Such goals are not predominantly fixed numerical goals, but more often include non-quantitative objectives such as developing customers and prospects; upgrading staff; improving product quality; or replacing inefficient processes.

        By considering the compensation of competitive employers, and the degree of success of an executive; achievement of corporate quantitative, qualitative and competitive objectives; and the progress of the business in light of market and economic conditions, the ACEO determines individual bonuses and base salary increases.

        Base salary for Named Executive Officers aside from Mr. Brecher are set based on attempting parity with other organizations with which the Company competes for talent, taking into account the executives’ particular skills. While management does not adhere to fixed formulas or inflexible numerical criteria, compensation takes into account the industry and regional norms in formulating the amount of base compensation and bonus. In addition, the Company includes many variable factors including responsibilities, work ethic, specialized knowledge and skills and other qualitative factors.

        With regard to incentive compensation for other Named Executive Officers, the Company’s bonus awards are determined by the ACEO after a review of the employee’s annual work related accomplishments. This includes review of the executive’s responsibilities and contribution and leadership in reducing company costs or increasing revenues and profits. The Company believes the award process creates appropriate incentives to increase long-term shareholder value without unduly exposing the Company to material adverse risks.

Base Salary

Base salaries for the Company’s executives take into account the compensation policies of similar companies competing in the businesses in which the Company is engaged.

Annual Incentive Compensation Plan

Bonus payments are awarded to executives based upon competitive market conditions, individual performance and the success of the Company. The performance of the Company and its departments and attainment of individual goals and objectives are generally given approximately equal weighting in determining bonuses paid to executive officers. The Company’s compensation approach takes into account a full range of the criteria important to the Company’s long-term strategies, rather than relying on inflexible numerical performance targets.

Acting Chief Executive Officer Compensation

In reviewing the Acting Chief Executive Officer’s performance during the past year, the Compensation Committee took note of the financial results of the Company in light of economic and other environmental conditions. The Committee also noted the Company’s success in several financial and other measures, particularly in the context of the very challenging environment of a serious recession and severe downturn in the financial markets. As compared to the peer group, the Company’s 2011 total shareholder return, although negative, was partially mitigated by the decision to pay a special $2.00 per share dividend.  The continued growth in the Institutional Sales sector was noted favorably along with stabilization in other publishing lines.

As part of its responsibilities, the Compensation Committee engaged Steven Hall & Partners, a national executive compensation consulting firm with over 30 years of experience.  The Committee enquired into the independence of Steven Hall & Partners and established that the firm does no work for the Company or any affiliate, apart from its assignment from the Committee in regard to ACEO compensation.

  Steven Hall & Partners once again did a statistical analysis of both Mr. Brecher’s salary and the financial performance of the Company along several criteria in comparison with performance and compensation at the peer group of other corporations in the publishing and information industries developed by the consultants and listed on page 17. The Consultant reviewed both the selection of the comparator group and the methodology to be used in establishing market data with the Committee.  The Hall firm observed that although the Company was smaller than most of the comparator companies, it was one of the highest performers with regard to net income and had a market capitalization that was above the median of the group.

The data derived from the comparator peer group of companies is one factor used by the Committee in setting the compensation of the ACEO.  However, the comparator group is made available to management, and is always used as-is in the peer group stock performance chart, and is available as a guide when the ACEO makes compensation decisions in regard to other Named Executive Officers and other employees.

No precise formula or single approach or benchmark was determinative of Mr. Brecher’s compensation.  The consultant interacted with the Compensation Committee and used various aspects of the peer group’s performance and compensation as inputs in arriving at its recommendation to the Committee.  In regard to all executives, the Company engages in a detailed process of goal-setting, goal tracking, and other evaluation techniques.  The management then weighs individual contributions, department achievements, and the performance of the Company as a whole by a number of criteria, in arriving at compensation decisions.

The Committee noted Mr. Brecher’s leadership contributions in successfully guiding the Company to achieve higher renewal rates for the flagship publication, reduction in the Company’s income tax rates, payment of a special $2.00 per share dividend and continued achievement of growth in the Institutional Sales division.  Copyright data revenues improved from recent depressed levels.  The Hall firm concluded that a significant incentive award was justified for Mr. Brecher’s achievements in fiscal 2011.  The Steven Hall firm pointed to their data showing that the ACEO’s current total compensation is below the 75th percentile relative to the peer group total compensation. After extensive consideration, taking into account the financial and market circumstances and resulting consumer attitude environment, the Committee  recommended that bonus compensation be increased to $500,000 and that Mr. Brecher’s base salary be increased to $200,000 from $100,000 per annum.

The Board expressed that it was pleased with the relative performance this year as well as the completion of the Restructuring, and approved the Compensation Committee’s recommendations as in the best interests of the Company.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
The names of the members of the Compensation Committee at the conclusion of the fiscal year ended April 30, 2011 are set forth above.  Each member is an independent director of the Company.  The Company is not aware of any interlocks to report.

PEER GROUP
The 2011 peer group consists of:
Forrester Research, Inc. Autobytel, Inc. Courier Corp. Harris Interactive, Inc.	National Research Corporation Morningstar, Inc. Martha Stewart Living, Inc.	Princeton Review, Inc. The Street.com, Inc.

The Compensation Committee Report, the Report of the Audit Committee and the Comparative Five-Year Total Return graph appearing in the annual report to shareholders shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C of the Regulations of the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to the liabilities of Section 18 of the Exchange Act.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The independent certified public accounting firm selected by the Board of Directors to audit the Company’s books and records for the 2012 fiscal year are the firm of Horowitz & Ullmann, P.C., which firm also audited the Company’s books and records for the fiscal year ended April 30, 2011. It is not expected that a representative of Horowitz & Ullmann, P.C. will be present at the Annual Meeting.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

In accordance with the rules of the SEC, Shareholder proposals intended for presentation at the 2012 Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than April 21, 2012.  The Company’s By-Laws contain other procedures for proposals to be properly brought before an annual meeting of shareholders. To be timely, a shareholder must have given written notice of a proposal to the Acting Chairman of the Board of Directors with a copy to the Secretary and such notice must be received at the principal executive offices of the Company not less than thirty nor more than sixty days prior to the scheduled annual meeting; provided, however, that if less than forty days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (iii) the class and number of shares which are beneficially owned by the shareholder on the date of such shareholder notice and (iv) any material interest of the shareholder in such proposal.

FORM 10-K ANNUAL REPORT

Any shareholder who desires a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011 filed with the SEC may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary of the Company at 220 East 42nd Street, New York, New York 10017.   Exhibits may also be requested, at a charge equal to the reproduction and mailing costs.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON
SEPTEMBER 15, 2011

In addition to mailing them to all record holders and shareholders who hold in “street name” and do not object to use of their address to receive this mailing, the proxy statement and annual report to shareholders are available at http://www.shareholdermaterial.com/Valueline

GENERAL

The Board of Directors is not aware of any business to come before the meeting other than that set forth in the Notice of Annual Meeting of Shareholders. However, if any other business is properly brought before the meeting, it is the intention of the persons directed to vote the shareholders’ stock to vote such stock in accordance with their best judgment.

The Company is mailing its Annual Report for the fiscal year ended April 30, 2011 to shareholders together with this Proxy Statement.

Appendix A
VALUE LINE, INC.
AUDIT COMMITTEE CHARTER

The Board of Directors (the “Board”) of Value Line, Inc. (the “Company”) shall appoint the Audit Committee (the “Audit Committee”) which shall be constituted and have the responsibility and authority as described herein.

PURPOSE
The Audit Committee’s primary purpose shall be to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

ACTIVITIES

In carrying out its responsibility, the Audit Committee shall undertake the following activities:
1.	The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Audit Committee.

2.	Procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters have been established as follows:

a.	Anyone with concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may confidentially, and anonymously if they wish, submit such concerns or complaints to any of the Company’s officers. All such concerns and complaints will be forwarded to the Acting CEO. A record of all such complaints and concerns received will be provided to the Audit Committee each fiscal quarter by the Company’s Legal Counsel or any of its officers.

The Audit Committee will evaluate the merits of any concerns or complaints received by it and authorize such follow-up actions, if any, as it deems necessary or appropriate to address the substance of the concern or complaint.
The Company will not discipline, discriminate against or retaliate against any employee who reports a complaint or concern, unless it is determined that the report was made with knowledge that it was false.

3.	The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

4.	The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the board of directors, for payment of:

a.	Compensation to any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

b.	Compensation to any advisers employed by the Audit Committee under paragraph (3); and

c.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

5.	The Audit Committee shall pre-approve all audit and permitted non-audit services to be provided by the independent auditor. The Audit Committee may delegate authority to pre-approve all auditing and permitted non-audit services in accordance with pre-approval policies and procedures established by the Audit Committee, provided that the Audit Committee is informed of each service so approved at the next meeting of the Audit Committee. These pre-approval requirements are subject to the exception for the de minimus provision of services set forth in Securities and Exchange Commission Regulation S-X, Section 2.01(c)(7) (i)(C).

6.	The Audit Committee shall meet with the independent auditor prior to the audit to review the planning and staffing of the audit and approve the proposed fee for the audit.

7.	The Audit Committee shall receive written periodic reports from the independent auditor delineating all relationships between the independent auditor and the Company. This report shall be consistent with Independence Standards Board Standard No. 1 regarding the auditor’s independence. The Audit Committee shall actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and if determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

8.	The Audit Committee shall receive the report of the independent auditor, prior to the filing of the independent auditor’s audit report with the Securities and Exchange Commission, with respect to:

a.	All critical accounting policies and practices to be used;

b.	All alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Company, including:

i.	Ramifications of the use of such alternative disclosures and treatments; and

ii.	The treatment preferred by the independent auditor; and

c.	Other material written communications between the independent auditor and the management of the Company, such as any management letter or schedule of unadjusted differences.

9.	The Audit Committee shall receive any report by the Company’s Chief Financial Officer and/or Acting Chief Executive Officer concerning:

a.	any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting of the Company which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data;

b.	and any fraud regarding company business, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

10.	The Audit Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

b.	Significant financial reporting issues and judgments; and

c.	Any major changes to the Company’s auditing and accounting principles and practices.

11.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

12.	Review the Company’s annual audited financial statements and the report thereon with the independent auditor and management prior to the publication of such statements.

13.	Review periodically with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.

14.	Adopt the report (to be prepared by the Company’s legal counsel) required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement, which shall include a statement of whether the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K.

15.	Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

The Audit Committee shall meet at least two times a year and make an oral report to the Board following each meeting.

While the Audit Committee has the responsibility and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

ADMISSION TICKET

VALUE LINE, INC.
Annual Meeting of Shareholders
September 15, 2011
9:30 a.m. Local Time
Day Pitney LLP,
7 Times Square,
New York, NY 10036

If you attend the Annual Meeting of Shareholders,
please bring this Admission Ticket as well
as a form of government issued photo identification.

⁪	▄

VALUE LINE, INC.

220 EAST 42ND STREET

NEW YORK, NY 10017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes and directs Howard A. Brecher and Stephen R. Anastasio and each of them, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of VALUE LINE, INC. on September 15, 2011, or at any adjournments thereof as hereinafter specified and, in their discretion, to vote according to their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

(Continued and to be signed on the reverse side)

▄	14475	▄

ANNUAL MEETING OF SHAREHOLDERS OF

VALUE LINE, INC.

September 15, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL SHAREHOLDERS’ MEETING TO BE HELD ON September 15, 2011:
Copies of this Proxy Statement, the form of the Proxy and our 2011 Annual Report to Shareholders are available online at http://www.shareholdermaterial.com/ValueLine (hosted by TriState Financial Press).

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

”Please detach along perforated line and mail in the envelope provided. ”

▄	20630400000000000000 8	091511

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:						FOR	AGAINST	ABSTAIN
			2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION		☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¢ S.R. Anastasio
		¢ M. Bernstein			1 year	2 years	3 years	ABSTAIN
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¢ H.A. Brecher ¢ S. Davis ¢ A. Fiore	3.	ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION	☐	☐	☐	☐
¢ W.E. Reed

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF NOMINEES AS DIRECTORS.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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